Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-48453) pertaining to the Sandy Spring Bancorp, Inc. Cash and Deferred Profit Sharing Plan of our report dated June 20, 2011 relating to the financial statements for the year ended December 31, 2010, of the Sandy Spring Bancorp, Inc. Cash and Deferred Profit Sharing Plan, which appears in this Annual Report on Form 11-K.

/s/ParenteBeard LLC

Reading, Pennsylvania
June 20, 2011